Exhibit 99.3

Notice of Guaranteed Delivery

for Shares of Common Stock of

BAXTER INTERNATIONAL INC.

Offer to Exchange

up to 12,800,000 Shares of Common Stock of

BAXALTA INCORPORATED

which are owned by Baxter International Inc.

for Shares of Common Stock of

BAXTER INTERNATIONAL INC.

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 18, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF BAXTER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the exchange offer (as set forth in the prospectus dated April 21, 2016 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”)) in the following circumstances:

(1)	if certificates representing shares of Baxter International Inc. (“Baxter”) common stock, par value $1.00 per share (“Baxter common stock”), are not immediately available;

(2)	if the procedure for book-entry transfer cannot be completed on a timely basis; or

(3)	if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “exchange agent”) at or before the expiration date of the exchange offer.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Prospectus and must include a guarantee by an Eligible Institution (as defined herein). Additional information can be found in the section entitled “The Exchange Offer—Procedures for Tendering” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company (“DTC”) whose name appears on a security position listing as the owner of shares of Baxter common stock) may submit this Notice of Guaranteed Delivery.

The exchange agent for this exchange offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Overnight or Registered Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer	Attn: Corporate Actions Voluntary Offer
P.O. Box 43011	250 Royall Street
Providence, RI 02910-3011	Suite V
Canton, MA 02021

By Facsimile: For Eligible Institutions Only

(617) 360-6810

Confirm Facsimile Receipt by Telephone: (781) 575-2332

This number is ONLY for confirmation of a fax. For information about the offer,

please contact the information agent, D.F. King & Co., Inc. at (800)-622-1649.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (A)(I) SHARE CERTIFICATES REPRESENTING ALL PHYSICALLY TENDERED SHARES OF BAXTER COMMON STOCK (OTHER THAN SHARES OF BAXTER COMMON STOCK IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN BAXTER’S SHARE REGISTER) LISTED ON THIS NOTICE, IN PROPER FORM FOR TRANSFER OR (II) WITH RESPECT TO SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES OF BAXTER COMMON STOCK IN THE EXCHANGE AGENT’S ACCOUNT AT DTC, (B) A LETTER OF TRANSMITTAL FOR SHARES OF BAXTER COMMON STOCK, PROPERLY COMPLETED AND DULY EXECUTED, WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF SHARES DELIVERED THROUGH DTC, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (C) ANY OTHER REQUIRED DOCUMENTS WILL EACH IN FACT BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Baxter International Inc. (“Baxter”) the number of shares of Baxter common stock (“Baxter common stock”) set forth below, on the terms and subject to the conditions set forth in the Prospectus, the Letter of Transmittal and the Instruction Booklet to the Letter of Transmittal as may be amended from time to time, which together constitute the offer by Baxter to exchange up to 12,800,000 shares of common stock (“Baxalta common stock”) of Baxalta Incorporated (“Baxalta”), which are owned by Baxter for shares of Baxter common stock.

Number of shares of Baxter common stock to be tendered and share certificate number(s) (if available):

Check box if shares of Baxter common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number (if known):

Dated:                     , 2016

Signature(s) of Registered Holder(s)

Please type or print name(s) of Registered Holder(s) here

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s) (If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

ODD-LOT SHARES

This section is to be completed ONLY if shares of Baxter common stock are being tendered by or on behalf of a person owning beneficially and of record less than 100 shares of Baxter common stock who wishes to tender all such shares. Participants in the Baxter International Inc. Incentive Investment Plan or the Baxter Healthcare of Puerto Rico Savings and Investment Plan (each of which plans holds more than 100 shares of Baxter common stock) are not eligible for this preference.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of Baxter common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Baxter common stock (other than shares held on behalf of such person as a participant in the Baxter International Inc. Incentive Investment Plan or the Baxter Healthcare of Puerto Rico Savings and Investment Plan) and is tendering all of those shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of Baxter common stock tendered hereby as required under Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of Baxter common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange agent by no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the date hereof (a) share certificates representing all shares of Baxter common stock (other than shares of Baxter common stock in uncertificated form registered directly in Baxter’s share register) tendered hereby, in proper form for transfer (or, with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of Baxter common stock in the exchange agent’s account at DTC), (b) a Letter of Transmittal for shares of Baxter common stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in the Prospectus), and (c) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of Baxter common stock, or confirmation of book-entry transfer and an agent’s message, and any other required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone No.(s):

Authorized Signature:

Name:

Title:

Dated:                     , 2016

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the exchange agent at one of the addresses listed above at or before the Expiration Date. Do not send your materials to the Information Agent.

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